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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TIG Holdings, Inc. Diversified Savings Restoration Plan and in the related Prospectus of our report dated February 2, 1996, except for Note P, as to which the date is February 22, 1996, with respect to the consolidated financial statements and schedules of TIG Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Dallas, Texas
December 13, 1996